MANUFACTURER'S DISTRIBUTOR'S FINANCING AGREEMENT
(ONE-STEP) (Consumer Products)

The Manufacturer's Distributors Financing
Agreement is entered into as of the 16 day of November, 1999, by and between PURE STEEL CUSTOM
CYLES, INC. a AZ corporation ("Company") and
TRANSAMERICA COMMERCIAL FINANCE CORPORATION, a
Delaware corporation ("TCFC"), to set forth some of the terms and conditions under which TCFC will provide financing for certain of the Company's dealers.

In consideration of the mutual agreements herein contained, TCFC and Company agree as follows:

1.  Definitions.
(a)  "Approval" herein shall mean, TCFC's
agreement, whether orally, in writing or by electronic transmission, so finance the needs of investor by Company to Dealer.
(b) "Dealer" herein shall mean any person, firm or corporation which buys inventory at wholesale from Company and sells inventory.
(c) "Inventory" herein shall mean any and all products manufactured or sold at wholesale by Company.
(d) "Invoice" herein shall mean an invoice, bill of sale or other evidence, whether in writing or electronically transmitted, of the delivery or inventory by Company to Dealer.
(e) "Wholesale instrument" shall mean an invoice, billing statement, inventory schedule or other evidence of indebtedness, including the books and records of TCFC arising out of the financing by TCFC to the Company.

2.  Wholesale Financing Program.
If Company requests an Approval or sends in FCFC an invoice, then the Dealer related to such Approval or invoice shall be eligible for wholesale financing, and FCFC may, from time to time in the sole discretion, issue such Approvals and advance against such invoices, all under the terms of this Agreement. If TCFC issues an Approval, Company shall deliver an original invoice to TCFC. Provided TCFC receives the invoice within thirty (30) days of the date TCFC issued the Approval, TCFC shall pay Company the amount of the invoice, subject to the terms of the financial program then in effect between company and TCFC. If the invoice is not received within said 30-day period, or is not acceptable in form or confirm once received, TCFC has the right, without notice to Company, to cancel the Approval related is said invoice. Prior to funding any Approval, TCFC has the right to cancel said
Approval upon oral or written notice to Company should Dealer be in default of an of its obligations to TCFC and provided that Company has not shipped inventory in reliance to TCFC's
Approval. Advances on invoices and Approvals for such advances issued by TCFC as provided hereunder shall constitute an agreement of the terms and conditions herein by Company and TCFC as to each such advance, an no other act or notice shall be required on the part of TCFC or Company to anticipate such advances and Approvals to the benefits of this Agreement. TCFC may deduct, add-on withhold and/or apply any sums or payments due from Company to TCFC, under this Agreement against any sums or payments due from TCFC to Company from any advance to be made by TCFC against any invoice.

3. Purchase of Invoice.
(a) If TCFC shall repossess or come into possession of any inventory, or any part thereof, converted by any invoice, company agrees to purchase such inventory from TCFC in whatever condition and wherever indicated. Company shall pay TCFC within thirty (30) days of request therefore and in good hands, the original amount of such invoice ("the Purchase Price"). In addition to the Purchase Price, company shall pay
TCFC for all out of pocket charges incurred by TCFC in taking possession or in the repossession of such inventory, including but not limited to shipping, storage, court costs and reasonable attorney's fees. Company shall not assert any interest in or site to such inventory until it has paid TCFC the Purchase Price and other charges as specified herein in full and in cash.
(b) If an invoice delivered to TCFC by Company does not identify the inventory covered hereunder by serial number, but only by model number, and Company cannot prove to TCFC's reasonable satisfaction that an item of inventory is covered by a particular invoice, than for purposes of determining the age or price of an item of inventory under this Agreement, the item of inventory shall be deemed to be covered by the most recent invoice which has been and shall determine the number of the item of inventory tendered for purchase.

4. Representations and Warranties of Company
(a) company represents and warrants that at the time of TCFC's approval of and/or advance against any invoice as provided hereunder, that (i) all invoices issued by Company represent valid shipments of Dealer, are legally enforceable to their terms and raise to benefits, original acquisition sales of inventory by Company to dealer without any claims, after or defense is payment by Dealer and that Dealer requested that the acquisition of inventory be financed by TCFC,
(ii) Company's title to all inventory and is free and clear o fall terms and encumbrances when transferred to Dealer and Company transfers to Dealer all its right, title and interest in and to the inventory, (iii) the inventory is in new and unused condition, it is of the kind, quality and condition represented and warranted to Dealer, it meets or exceeds all applicable federal, state and local safety, construction and other standards, and if it is a type of inventory customarily crated or boxed, such crate or box is factory sealed.
(b) In the event of breach of any of the foregoing representations and warranties, Company shall purchase from TCFC the Wholesale instrument, relating to the invoice or inventory with respect to which the warranty was reached. Company shall pay within thirty (30) days and in good funds, the original amount of the invoice, plus all charges owing the Dealer with respect thereto, and all of TCFC's out of pocket cots and expenses rightfully incurred in connection with such invoice.

5. Covenants of the Company
(a) All inventory financed by TCFC shall be
subject to applicable product warranties of
Company, and Company agrees to perform or cause to
be performed, all repairs, modifications and/or
other acts required by Company pursuant to said
product warranties.  All expenses of performance
under this section shall be paid by Company.
(b) If Company accepts the return from any Dealer
of any inventory covered by any Wholesale
instrument, voluntarily or otherwise, whether or
not any substitution is made for such returned
inventory.  Company will reimburse TCFC for the
original amount of the invoice, within thirty (30)
days of the return.  In the event that Dealer
shall be    to the payment by the Company of any
returns, reserves or incentives, Company shall advise TCFC of the amount and nature of the payment and shall obtain TCFC's approval (which will not be unreasonably withheld) prior to remitting such funds to Dealer.

6. Waivers
(a) Company waivers: notice of non-payment;
protest and dishonor and notice of protest and dishonor of any Wholesale instrument, notice of TCFC's acceptance of this Agreement; and all other notices to which Company might otherwise be entitled to by law. TCFC may, at any time, without notice to or further concurrence of Company, renew and extend the time of payment of Wholesale instruments and compromise or actual claims on Wholesale Instruments or inventory covered hereby and waive or modify performance of such terms and conditions of its financing agreement with Dealers as TCFC may determine to be reasonable, and no such renewal compromise, adjustment, waiver of modification shall effect the liability of Company hereunder.
(b) The failure of either party at any time to require performance by the other party of any provision of the Agreement shall not be construed as a waiver of any continuing or succeeding breach of any such provision, or a waiver of any right under this Agreement.

7.  Miscellaneous.
(a) This Agreement has been duly authorized and
executed by Company and TCFC and shall be binding
upon and inure to the benefit of the successors or
assigns of the parties hereto.  Company may not
assign this Agreement without the prior written
consent of TCFC.
(b) This Agreement constitutes the entire
agreement between the parties   the subject matter
hereof, and all prior writings, discussions, and/or agreements are superseded by , and merged into, the terms and provisions of this Agreement.
No modifications or amendments to this Agreement shall be valid or binding unless required to in writing and executed by the parties hereto.
Notwithstanding the foregoing, the parties acknowledge that there may be other agreements between them covering related matters such as financing programs terms, manufacturers sponsored create programs, interest free period programs and electronic transmission witch shall continue in full force and effect. This Agreement shall not be deemed to create, or intend a joint venture, partnership, or agency relationship between
Company and TCFC.
(c) Any written notices given under this Agreement shall be deemed sufficiently given to a party hereto three (3) days after it is mailed by certified mail, return receipt requested so such party at its addresses set forth after its signature below.
(d) This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts law provisions) of the State of Illinois, the principal place of business of TCFC.
(e) The respective acts and obligations of the parties under this Agreement shall be performed solely by said parties, provided however, if any act or obligation hereunder is performed by any party's subsidiaries, affiliates or agents, than such performance shall be deemed to be the act of or obligation or Company or TCFC, ad applicable.
(f) Any amounts not paid when due under this Agreement shall accrue interest at the rate of 1-
1/2% per month until paid in full. Company further agrees to pay all reasonable out of pocket costs and expenses, including attorney's fees, actually incurred by TCFC in enforcing any of the provisions of this Agreement.
(g) Either party hereto may cancel this Agreement at any time upon thirty (30) days notice in writing of its intension to cancel.
Notwithstanding the foregoing, either party may elect to terminate the Agreement upon notice to the other party of such other party is in default under the terms of this Agreement, is insolvent, in receivership or is not paying its debts when due. The termination of this Agreement shall in no manner affect, limit or modify the obligations of Company as to invoices approved or advances against by TCFC prior to the effective date of termination, or other obligation incurred prior to such date.

IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be executed on           , 1999.

TRANSAMERICA COMMERCIAL FINANCE CORPORATION
By:  Richard Stricklse
(Authorized Signature)
Print Name: Richard Stricklse
Title: Vice President
Address:
5895 Trillburn Boulevard
Hoffman Estates, Illinois 60192
Attention:  Vice President Operations

PURE STEEL CUSTOM CYCLES, INC.
By:  Oscar Coca
(Authorized Signature)
Print Name:  Oscar Coca
Title:  President
Address:
4010 Grand Ave. #16
Phx, AZ 85019
Attn:  Oscar Coca